Exhibit 99.1

CONSENT OF PROSPECTIVE DIRECTOR

The undersigned hereby consents, in accordance with Rule 438 under the Securities Act of 1933, as amended, to being named as a prospective director in the registration statement on Form S-11, and any amendments thereto, to be filed by Point Asset Management, Inc.

/s/ William W. Rielly, Jr.
Name:	William W. Rielly, Jr.
Dated:	4/9/2008